UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Priority Income Fund, Inc.
(Name of Registrant as Specified In Its Charter)

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PRIORITY INCOME FUND ANNOUNCES ANNUAL MEETING UPDATE

NEW YORK, December 16, 2025 (GLOBE NEWSWIRE) – Priority Income Fund, Inc. (“Priority”, “our”, or “we”) today announced that it held its annual meeting of stockholders (the “Annual Meeting”) on December 16, 2025. The proposals that were considered at the Annual Meeting are described in detail in the Company’s definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on September 18, 2025 (the “Proxy”). As of the Record Date, 61,187,445 shares of Priority’s common stock were issued and outstanding. As of the Record Date, 5,374,065 shares of Priority’s preferred stock were issued and outstanding. Each share of preferred stock is entitled to one vote on matters to be voted on by holders of the preferred stock, and each share of common stock is entitled to one vote on any matters to be voted on by holders of the common stock. To afford additional time to solicit stockholder votes for the second proposal found in the Proxy, the Annual Meeting has been adjourned until January 8, 2026, at 3:30 p.m., Eastern Time, at www.virtualshareholdermeeting.com/PRIFA2025.
ABOUT PRIORITY INCOME FUND

Priority Income Fund, Inc. is a registered closed-end fund that was created to acquire and grow an investment portfolio primarily consisting of senior secured loans or pools of senior secured loans known as collateralized loan obligations ("CLOs"). Such loans will generally have a floating interest rate and include a first lien on the assets of the respective borrowers, which typically are private and public companies based in the United States. The Fund is managed by Priority Senior Secured Income Management, LLC. For more information, call 212-448-0702 or visit https://www.priorityincomefund.com.
This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the future performance of Priority Income Fund, Inc. Words such as "believes," "expects," "projects," and "future" or similar expressions are intended to identify forward-looking statements. Any such statements, other than statements of historical fact, are highly likely to be affected by unknowable future events and conditions, including elements of the future that are or are not under the control of Priority Income Fund, Inc. and that Priority Income Fund, Inc. may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from any forward-looking statements. Such statements speak only as of the time when made, and Priority Income Fund, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.